                                                                    Exhibit 99.2

                             STOCK OPTION AGREEMENT

       STOCK OPTION AGREEMENT ("Option Agreement") dated as of September 22, 1997, between McKesson Corporation, a Delaware corporation ("Parent"), and AmeriSource Health Corporation, a Delaware corporation ("AmeriSource").

                              W I T N E S S E T H

       WHEREAS, the Board of Directors of Parent and the Board of Directors of AmeriSource have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly owned subsidiary of Parent with and into AmeriSource;

       WHEREAS, as a condition to Parent's entering into the Merger Agreement, Parent has required that AmeriSource agree, and AmeriSource has agreed, to grant to Parent the option set forth herein to purchase authorized but unissued shares of AmeriSource Common Stock;

       NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

1. Definitions.  Capitalized terms used but not defined herein shall have the
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same meanings as in the Merger Agreement.

2. Grant of Option.  Subject to the terms and conditions set forth herein,
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AmeriSource hereby grants to Parent an option (the "Option") to purchase up to
3,418,601 authorized and unissued shares of capital stock of AmeriSource, which may be shares of AmeriSource Class A Stock or shares of AmeriSource Class B Stock, or a combination thereof, at Parent's election (the "Option Shares"), at a price per share equal to $70.87 (the "Purchase Price") payable in cash as provided in Section 4 hereof.

3. Exercise of Option.  (a)  Parent may exercise the Option, in whole or in
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part, at any time or from time to time during the period (the "Option Exercise
Period") commencing from the time a Purchase Event (as defined below) shall have occurred and terminating 5:00 p.m. New York time on the date which is 180 days following the occurrence of the Purchase Event (the "Termination Date"), whereupon the Option, to the extent it shall not have been exercised, shall terminate and be of no further force and effect. If the Option cannot be exercised prior to the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option Exercise Period shall terminate on the later of (i) the Termination Date and
(ii) the 10th business day after such injunction, order or restraint shall have been dissolved or
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shall have become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the occurrence of a Purchase Event.

(b) This Option Agreement shall terminate, if but only if no Purchase Event shall have occurred prior thereto, upon the occurrence of any of the following, as applicable:

          (i) at the Effective Time of the Merger; or

          (ii) upon the termination of the Merger Agreement pursuant to its terms other than a termination pursuant to Section 7.1(d), 7.1(e), 7.1(g) or 7.1(l) thereof; or

          (iii) 5:00 p.m. New York time on the one-year anniversary date of the termination of the Merger Agreement pursuant to Section 7.1(e) thereof if prior to the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource; or

          (iv) 5:00 p.m. New York time on the three-month anniversary date of the termination of the Merger Agreement pursuant to Section 7.1(e) thereof if clause (iii) of this paragraph (b) is not applicable.

(c)  As used herein, a "Purchase Event" shall mean any of the following events:

          (i) the Board of Directors of AmeriSource shall have withdrawn, modified or changed the AmeriSource Board Recommendation in a manner adverse to Parent, or the Board of Directors of AmeriSource shall have refused to affirm the AmeriSource Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis; or

          (ii) at the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated thereby shall not have been obtained, and at the time of such failure to obtain such approval there is a publicly announced or disclosed Competing Transaction with respect to AmeriSource and within 12 months after termination of the Merger Agreement pursuant to Section 7.1(e) thereof AmeriSource shall enter into an Acquisition Agreement for a Business Combination or shall consummate a Business Combination; or

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

          (iii) At the AmeriSource Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of AmeriSource to approve the Merger, the Merger Agreement and the transactions contemplated thereby shall not have been obtained and within three months after the termination of the Merger Agreement pursuant to
     Section 7.1(e) thereof AmeriSource shall enter into an Acquisition Agreement for a Business Combination or shall consummate a Business Combination; or

          (iv) AmeriSource shall have breached in any material respect any of its obligations under this Agreement; or

          (v) the Merger Agreement shall have been terminated by AmeriSource pursuant to Sections 5.3(e) and 7.1(g) of the Merger Agreement.

(d) As used herein, the terms "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(e) Whenever Parent wishes to exercise the Option, it shall deliver to AmeriSource a written notice (a "Notice of Exercise") (the date of receipt of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise, setting forth what number, if any, of such shares are to be comprised of AmeriSource Class A Stock and what number, if any, are to be comprised of AmeriSource Class B Stock, and (ii) a place and date not earlier than two business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Option (a "Closing") cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further that, without limiting the foregoing, if prior notification to or approval of any Governmental Authority is required in connection with such purchase, Parent and, if applicable, AmeriSource shall promptly file the required notice or application for approval and shall expeditiously process the same (and AmeriSource shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

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

(f) In the event (i) Parent receives official notice that an approval of any Governmental Authority required for the purchase of Option Shares would not be issued or granted or (ii) the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Parent shall be entitled to exercise its right as set forth in Section 7 or, to the extent legally permitted, to exercise the Option in connection with the resale of Option Shares pursuant to a registration statement as provided in Section 8. The provisions of this Section 3 and Section 6 shall apply with appropriate adjustments to any such exercise.

4.   Payment and Delivery of Certificates.  (a) At each Closing, Parent shall
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pay to AmeriSource the aggregate Purchase Price for the Option Shares purchased at such Closing pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to the Closing Date for such Closing by AmeriSource.

(b) At such Closing, simultaneously with the delivery of the aggregate Purchase Price as provided in Section 4(a) hereof, AmeriSource shall deliver to Parent a certificate or certificates representing the number of Option Shares then being purchased by Parent, registered in the name of Parent or as designated in writing by Parent, which Option Shares shall be fully paid and nonassessable and free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

(c) If at the time of issuance of any Option Shares pursuant to any exercise of the Option, AmeriSource shall have issued any share purchase rights or similar securities ("Rights") to holders of any class of AmeriSource Common Stock, then each such Option Share shall also represent rights with terms substantially the same as and at least as favorable to Parent as those issued to other holders of AmeriSource Common Stock.

(d) Certificates for Option Shares delivered at any Closing hereunder shall be endorsed with a restrictive legend, which shall read substantially as follows:

    "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and AmeriSource Corporation, a copy of which is on file at the principal office of AmeriSource Corporation, have not been registered under the Securities Act of 1933, and are subject to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by AmeriSource Corporation of a written request therefor."

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

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend in connection with a transfer or sale if (i) AmeriSource has been furnished with an opinion of counsel, reasonably satisfactory to counsel for AmeriSource, that such transfer or sale will not violate the Securities Act or applicable securities laws of any state or (ii) such transfer or sale shall have been registered and qualified pursuant to the Securities Act and any applicable state securities laws.

5.  Representations and Warranties; Covenants.  (a) AmeriSource hereby
    -----------------------------------------
represents and warrants to Parent that: (i) AmeriSource has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by the Board of Directors of AmeriSource, and no other corporate proceedings are necessary therefor; (iii) this Option Agreement has been duly and validly executed and delivered by AmeriSource and represents a valid and legally binding obligation of AmeriSource, enforceable against AmeriSource in accordance with its terms; and (iv) AmeriSource has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 3,418,601 shares of AmeriSource Class A Stock and 3,418,601 shares of AmeriSource Class B Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any stockholder of AmeriSource.

(b) Parent hereby represents and warrants to AmeriSource that (i) Parent has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder; (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Parent, and no other corporate proceedings are necessary therefor;
(iii) this Option Agreement has been duly and validly executed and delivered by Parent and represents a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms; and (iv) any AmeriSource Common Stock acquired by Parent upon exercise of the Option will not be transferred or otherwise disposed of except in compliance with the Securities Act.

(c)  AmeriSource hereby covenants as follows:

          (i) if at any time after exercise of the Option and purchase of any Option Shares, Parent shall desire to convert any AmeriSource Class B Stock comprising Option Shares purchased into AmeriSource Class A Stock (or vice

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

     versa), and if prior notification to or approval of any Governmental Authority is required in connection with such conversion, Parent and, if applicable, AmeriSource shall promptly file the required notice or application for approval and shall expeditiously process the same (and AmeriSource shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval);

          (ii) for so long as the Option remains outstanding and, if the Option is exercised for AmeriSource Class B Stock, until such AmeriSource Class B Stock is converted into AmeriSource Class A Stock, neither the AmeriSource Certificate nor any other instrument governing the rights of the AmeriSource Class A Stock or the AmeriSource Class B Stock will be amended to adversely affect the right of holders of AmeriSource Class B Stock to convert such shares into AmeriSource Class A Stock; and

          (iii) any rights agreement, plan or other instrument which may be adopted or entered into governing any Rights (collectively, the "Rights Agreement") shall provide that neither the ownership or exercise of the Option or any portion thereof nor the purchase or ownership of any of the Option Shares shall trigger any of the provisions of the Rights Agreement.

6. Adjustment upon Changes in Capitalization.  In the event of any change in
   -----------------------------------------
AmeriSource Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option and the Purchase Price shall be adjusted appropriately. In the event that any additional shares of AmeriSource Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement or options granted under employee benefit plans), the number of shares subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of AmeriSource Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

7.    Repurchase.  (a) At the written request of Parent, at any time during the
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Option Exercise Period and, if a Notice of Exercise has been given but the related Closing has not occurred, during the period from the Notice Date to the Closing Date (the "Parent Repurchase Period"), AmeriSource shall repurchase the Option from Parent together with all (but not less than all) Option Shares purchased by Parent pursuant thereto with respect to which Parent then has Beneficial Ownership, at a price equal to the sum of:

          (i) The difference between (A) the "Market/Tender Offer Price" for shares of AmeriSource Common Stock (defined as the higher of (x) the highest

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     price per share at which a tender or exchange offer has been made for shares of AmeriSource Common Stock or (y) the highest closing price per share of AmeriSource Common Stock as reported by the NYSE Composite Tape, in each case, for any day within that portion of the Parent Repurchase Period which precedes the date Parent gives notice of the required repurchase under this Section 7) and (B) the Purchase Price (subject to adjustment as provided in Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised or has been exercised but the related Closing has not occurred, but only if such Market/Tender Offer Price is greater than such exercise price; and

          (ii) The greater of the Market/Tender Offer Price and the Purchase Price paid for any Option Shares acquired upon exercise of the Option, multiplied by the number of Option Shares so acquired.

(b) In the event Parent exercises its rights under this Section 7, AmeriSource shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender to AmeriSource the Option and the certificates evidencing any Option Shares acquired thereunder with respect to which Parent then has Beneficial Ownership.

(c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Parent with the consent of AmeriSource which consent shall not be unreasonably withheld.

8.   Registration Rights.  At any time after a Closing, AmeriSource shall, if
     -------------------
requested by any holder or Beneficial Owner of Option Shares (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of Option Shares in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by AmeriSource for inclusion in any registration statement to be filed hereunder. AmeriSource shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this
Section 8 shall be at AmeriSource's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Option Shares. In no event shall AmeriSource be required to effect more than one registration hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) (i) as may reasonably be required to

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

facilitate any public distribution by AmeriSource of AmeriSource Common Stock,
(ii) if a special audit of AmeriSource would otherwise be required in connection therewith or (iii) during which AmeriSource is in possession of material information concerning it, its business affairs or a material transaction in each case the public disclosure of which AmeriSource reasonably determines in good faith could have a material adverse effect on AmeriSource or significantly disrupt such material transaction. If requested by any such Holder in connection with such registration, AmeriSource shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 8 from any Holder, AmeriSource agrees to send a copy thereof to any other person known to AmeriSource to be entitled to registration rights under this Section 8, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

9. Listing.  If AmeriSource Common Stock or any other securities to be acquired
   -------
upon exercise of the Option are then listed on any national securities exchange, AmeriSource, upon the request of Parent, will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on all such exchanges and will use its best efforts to obtain approval of such listings as soon as practicable.

10.  Survival.  The representations, warranties, covenants and agreements of the
     --------
parties hereto shall survive any Closing.

11.  Severability.  Any term, provision, covenant or restriction contained in
     ------------
this Option Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

12.  Expenses; Credits.  (a)  Each of the parties hereto shall pay all costs
     -----------------
and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

(b)  If AmeriSource shall have paid Parent the Termination Fee pursuant to
Section 7.2 of the Merger Agreement, then Parent shall pay to AmeriSource Parent's Net Profit (as defined below) up to a maximum (including any prior Net Profit paid) of $65 million. As used herein, "Net Profit" shall mean all cash proceeds received in respect of any Option

Shares acquired hereunder (whether by sale thereof or pursuant to Section 7), less the aggregate Purchase Price for all Option Shares acquired hereunder, and less any expenses of sale and applicable taxes.

13.  Entire Agreement.  This Option Agreement, the Merger Agreement (including
     ----------------
the documents and the instruments referred to therein) and the Confidentiality Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

14.  Successors; No Third Party Beneficiaries.  The terms and conditions of this
     ----------------------------------------
Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

15.  Notices.  All notices or other communications which are required or
     -------
permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.2 of the Merger Agreement (which is incorporated herein by reference).

16.  Counterparts.  This Option Agreement may be executed in counterparts, and
     ------------
each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

17.  Further Assurances.  In the event of any exercise of the Option by Parent,
     ------------------
AmeriSource and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

18.  Specific Performance.  The parties hereto agree that if for any reason
     --------------------
Parent or AmeriSource shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

19.   Governing Law.  This Agreement shall be governed by the laws of the State
      -------------
of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.2 of the Merger Agreement shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

20.  Regulatory Approvals; Section 16(b).  If, in connection with the exercise
     -----------------------------------
of the Option under Section 3, prior notification to or approval of any Governmental Authority is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by AmeriSource and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to this Agreement shall also be extended to the extent necessary in order to avoid liability under Section 16(b) of the Exchange Act.

21.  Waiver and Amendment.  Any provision of this Option Agreement may be waived
     --------------------
at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

22.  Additional Option.  Because of the uncertainty of the parties regarding the
     -----------------
interpretation of the NYSE rules, the parties have agreed that the Option shall initially be an option to acquire 3,418,601 shares of AmeriSource Common Stock, notwithstanding the parties' intention to have the Option be an option for 19.9% of the voting power and 19.9% of the equity of AmeriSource. Accordingly, if, but only if, AmeriSource is able to grant to Parent an option to acquire up to an additional 1,325,939 authorized and unissued shares of AmeriSource Class B Stock without being required to obtain stockholder approval pursuant to the rules of the NYSE, then AmeriSource hereby grants to Parent such option (the "Class B Option") to acquire such additional shares (the "Class B Option Shares"), at the Purchase Price, payable in cash as provided in Section 4 hereof. Parent hereby covenants and agrees that it will not convert the Class B Option Shares into shares of AmeriSource Class A Common Stock. AmeriSource hereby covenants and agrees to use its best efforts to seek concurrence by the NYSE that stockholder approval would not be required for AmeriSource to grant to Parent the Class B Option. If the NYSE advises that, in its view, stockholder approval would be required, then this Option Agreement shall automatically be amended, without further action of the parties, to delete all references to the Class B Option and the Class B Option Shares. If the NYSE advises that, in its view, the Class B Option may be granted without stockholder approval, this Agreement and the Option granted hereby shall automatically be amended, without further action of the parties, so that all references herein to the Option shall include the Class B Option and all references herein to the Option Shares shall include the Class B Option Shares.



       IN WITNESS WHEREOF, each of the parties hereto has executed this option Agreement as of the date first written above.


McKESSON CORPORATION


By:  _____________________
     Name:
     Title:



AMERISOURCE HEALTH CORPORATION


By:  _____________________
     Name:
     Title:


0175579

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